UNLESS PERMITTED UNDER THE SECURITIES LEGISLATION, THE HOLDER OF THESE SPECIAL WARRANT SECURITIES MUST NOT TRADE THEM BEFORE DECEMBER 29, 2015.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

NORTHERN DYNASTY MINERALS LTD.
(INCORPORATED UNDER THE LAWS OF BRITISH COLUMBIA)

SPECIAL WARRANT CERTIFICATE (ISIN NO. CA66510M1133)

CERTIFICATE NO.	♦ SPECIAL WARRANTS, each of which
SW- ♦	will be exercised into one Underlying Share at
no additional cost

THIS IS TO CERTIFY THAT FOR VALUE RECEIVED

 ♦ (hereinafter referred to as the "Holder") is the registered holder of the number of Special Warrants specified above.

Special Warrants are issued subject to the terms and conditions appended hereto as Schedule "A". This Special Warrant is subject to deemed (automatic) conversion into Underlying Shares of Northern Dynasty Minerals Ltd. in certain events and if not earlier exercised on a voluntary or deemed basis will be automatically converted in any event on the second anniversary of the issuance date below.

IN WITNESS WHEREOF, the Company has caused this Special Warrant Certificate to be executed and issued by a duly authorized officer of the Company effective this 28th day of August, 2015.

NORTHERN DYNASTY MINERALS LTD.

Per: ____________________________________________
Authorized Signatory

(The Terms and Conditions attached hereto form an integral part of this Special Warrant Certificate)

SCHEDULE "A"

TERMS AND CONDITIONS OF SPECIAL WARRANTS OF NORTHERN DYNASTY MINERALS LTD.

1.	CONVERSION INTO UNDERLYING SHARES.	2

2.	MANNER OF EFFECTING VOLUNTARY CONVERSION	4

3.	CERTAIN U.S. SECURITIES LAW MATTERS	4

4.	COVENANTS REGARDING RESALE FILINGS, RESERVATION OF SUFFICIENT UNDERLYING SHARES, ETC.	6

5.	CAPITAL ADJUSTMENTS	7

6.	PARTIAL CONVERSION, EXCHANGE AND REPLACEMENT OF CERTIFICATES	10

7.	MEETINGS OF SPECIAL WARRANT HOLDERS	11

8.	NOTICE	12

9.	MISCELLANEOUS	13

10.	CERTAIN DEFINITIONS:	13

Appendix A - Voluntary Exercise Form
Appendix B - Form of Declaration for Removal of Legend
Appendix C - Special Warrant Exercise Blocker Initiation and Termination Form

1.	Conversion into Underlying Shares.

(a)

Right and Obligation to Acquire Underlying Shares. Subject to the restrictions herein, each Special Warrant, will be convertible into Underlying Shares on a one-for-one basis as follows: (i) upon the voluntary exercise of the Special Warrant by its holder at any time to the extent that such exercise is permitted by the terms hereof, or (ii) upon the deemed exercise of the Special Warrants as generally described below in this section 1. In no event will the Special Warrants be exchangeable or redeemable for cash. In each case the Holder will receive one Underlying Share, for no further payment or additional consideration on voluntary or deemed exercise of a Special Warrant.

(b)

Deemed Exercise for Electing Non-Affiliate Non-U.S. Holders. Any unexercised Special Warrants held by any Non-U.S. Person holder who may be deemed to beneficially own less than 9.9% of the outstanding Shares (each, a Non-Affiliate Non-U.S. Holder) and who has elected not to be governed by Section 1(i) will be deemed to be exercised at 4:00 p.m. (Vancouver time) on the earlier of (i) the date that is the sixth business day after the date on which the Company obtains a receipt for the Final Prospectus from the (Canadian) Securities Commissions qualifying the distribution of the Underlying Shares; and (ii) the date that is four months plus one day after Closing (the CDN Qualification Date).

(c)

Deemed Exercise for Non-Electing Affiliate Non-U.S. Holders. Any unexercised Special Warrants held by any Non-U.S. Person holder who may be deemed to beneficially own more than 9.9% of the outstanding Shares (each, a Affiliate Non-U.S. Holder) and (i) who has elected not to be governed by Section 1(i), and (ii) who has not elected to be governed by Section 1(h), will be deemed to be exercised at 4:00 p.m. (Vancouver time) on the CDN Qualification Date.

(d)

Deemed Exercise for Electing Non-Affiliate U.S. Holders. Any unexercised Special Warrants held by any U.S. Person holder who may be deemed hereunder to beneficially own less than 9.9% of outstanding Shares (each, a Non-Affiliate U.S. Holder) and who has elected not to be governed by Section 1(i), will be deemed to be exercised at 4:00 p.m. (Vancouver time) on the CDN Qualification Date.

(e)

Deemed Exercise for Other Holders. Any unexercised Special Warrants held by (i) any U.S. Person holder who may be deemed hereunder to beneficially own more than 9.9% of the outstanding Shares (each, a Affiliate U.S. Holder), (ii) any Affiliate Non-U.S. Holder who has elected to be governed by Section 1(h) or not elect not to be governed by Section 1(i) either, and (iii) any Non-Affiliate Non-U.S. Holder or Non-Affiliate U.S. Holder, other than any Non- Affiliate Non-U.S. Holder or Non-Affiliate U.S. Holder who has elected not to be governed by Section 1(i), will be deemed to be exercised at 4:00 p.m. (Vancouver time) on the Resale Filings Termination Date.

(f)

Meaning of Beneficially Own. For the purposes of determining any Holders beneficial ownership hereunder, other than under Section 1(j) with respect to the Companys Shareholder Rights Plan, beneficial ownership shall be calculated in accordance with Section 13(d) of the U.S. Exchange Act, and the rules and regulations of the SEC promulgated thereunder, disregarding for this purpose the limitations on conversion described in Section 1(h) and similar limitations on conversion or exercise contained in any other Common Stock Equivalent, in each case, held by such holder and its affiliates and such other person or persons with whom such Holder may be deemed to be a Group. For purposes of Section 1(h), in determining the number of outstanding Shares, a holder may rely on the number of outstanding Shares as reflected in (A) the Companys most recent report filed with the SEC, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of Shares outstanding. Upon the written or oral request of a holder, the Company shall within two Business Days confirm orally and in writing to the holder the number of Shares then outstanding. Nothing contained herein shall be deemed to be an agreement by the Holder that beneficial ownership or deemed beneficial ownership of more than 9.9% of the outstanding Shares causes the holder to be an affiliate of the Company within the meaning of the U.S. Securities Act or the rules and regulations of the SEC thereunder.

(g)

Voluntary Conversion. Subject to the restrictions in Sections 1(h), 1(i) and 1(j), the Special Warrants may be voluntarily exercised by their holder at any time prior to their deemed exercise by delivery of a Voluntary Exercise Form attached hereto as Appendix A to the Company. In such event the certificate representing the Underlying Shares will bear any restrictive legends required by applicable Securities Laws.

(h)

Automatic Blocker Restrictions for Affiliate and Electing Holders. No exercise of any Special Warrants by (i) any Affiliate U.S. Holder, or (ii) any Affiliate Non-U.S. Holder that has elected to be governed by this Section 1(h), together with the respective holders affiliates, and any other Persons with whom such holder may be deemed to be a Group, will be permitted to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). To the extent that the limitation contained in this Section 1(h) applies, the determination of whether the Special Warrant is exercisable (in relation to other securities owned by the holder together with any affiliates) and of which portion of this Special Warrant is exercisable shall be in the sole discretion of the holder, and the submission of a notice of exercise shall be deemed to be the holders determination that the Special Warrant is exercisable in accordance with the terms hereof (in relation to other securities owned by the holder together with any affiliates) and of which portion of the Special Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. The Beneficial Ownership Limitation of this Section 1(h) shall be 9.9% or, if requested in writing by such holder, 19.99% of the number of Shares outstanding immediately after giving effect to the issuance of Shares issuable upon exercise of the Special Warrant. The holder, upon not less than 61 days prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(h), subject to 1(j) and the provisions of this Section 1(h) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(h) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. In order to elect to terminate this 9.9% blocker the Holder should execute and deliver, fax or email to the Company the attached Special Warrant Exercise Blocker Initiation and Termination Form attached hereto as Appendix C.

(i)

4.9% Blocker Restriction for Electing Non-Affiliate Holders. No exercise of any Special Warrants by any Non-Affiliate U.S. Holder, any Non-Affiliate Non-U.S. Holder or any Affiliate Non-U.S. Holder, other than a Non-Affiliate U.S. Holder, a Non-Affiliate Non-U.S. Holder or an Affiliate Non-U.S. Holder that has given notice of its election not to be governed by this Section 1(i), together with the respective holders affiliates, and any other Persons with whom such holder may be deemed to be a Group, will be permitted to the extent that, after giving effect to such exercise, such Holder would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). The Beneficial Ownership Limitation of this Section 1(i) shall be 4.9% of the number of Shares outstanding immediately after giving effect to the issuance of Shares issuable upon exercise of the Special Warrant. The balance of the provisions set forth above in Section 1(h) shall apply, with appropriate changes, to this Section 1(i). In order to elect to have the 4.9% blocker not apply, the Holder should execute and deliver, fax or email to the Company the attached Special Warrant Exercise Blocker Initiation and Termination Form attached hereto as Appendix C.

(j)

Exercise Restriction Applicable to All Holders At All Times. Notwithstanding the foregoing provisions regarding conversion of Special Warrants, unless the Companys Shareholders Rights Plan has been terminated, no Holders Special Warrants may at any time, voluntarily or automatically, be exercised in circumstances where the Shares issued on exercise thereof would, when aggregated with the other Shares beneficially owned by such Holder or any applicable Group of which the Holder is a member, exceed 19.99% of the number of Shares outstanding immediately after giving effect to the issuance of Shares upon exercise of such Special Warrants, as such beneficial ownership is calculated in accordance with Section 13(d) of the Exchange Act, provided that if the calculation of beneficial ownership were made under the Companys Shareholder Rights Plan (the SRP), as it exists as of the date hereof, would result in a higher percentage of beneficial ownership, then such calculation for the purposes of ascertaining compliance with the SRP only shall be made in accordance with the SRP.

2.	Manner of Effecting Voluntary Conversion

2.1                  Subject to Section1(h), 1(i) and 1(j) above, and prior to the their deemed (automatic) conversion as noted above, the Holder may voluntarily convert the Special Warrants evidenced by this Special Warrant Certificate by:

(a)	duly completing and executing the Voluntary Exercise Form attached hereto as Appendix A; and

(b)	surrendering this Special Warrant Certificate at the offices of the Company at 15th Floor, 1040 West Georgia Street, Vancouver, BC, V6E 4H1, Attention: Trevor Thomas.

3.	Certain U.S. Securities Law Matters

3.1                  Any Special Warrants and the Underlying Shares acquired by a Holder in the United States will be considered restricted securities within the meaning of Rule 144(a)(3) under the U.S. Securities Act and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, unless: (A) the transfer is to the Company; (B) the transfer is made outside the United States in accordance with Regulation S and in compliance with applicable Canadian local laws or regulations; (C) the transfer is made in compliance with an exemption from registration under the U.S. Securities Act provided by Rule 144 there under, if available, and in accordance with applicable state securities laws; (D) in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws; or (E) pursuant to an effective registration statement under the U.S. Securities Act, and in each case in accordance with any applicable state securities laws in the United States, provided that, in the case of transfers pursuant to (C) or (D) above, the Holder has, prior to such transfer, furnished to the Company an opinion of counsel or other evidence of exemption, in either case reasonably satisfactory to the Company.

3.2                  Upon issuance and until such time as it is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, all certificates representing the Special Warrants issued hereunder and any Underlying Shares issued upon conversion of the Special Warrants, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will bear, on the face of such certificate, the following legends:

THE SECURITIES REPRESENTED HEREBY [IF A SPECIAL WARRANT INCLUDE: "AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF"] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE U.S. SECURITIES ACT) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

"[FOR CERTIFICATES EVIDENCING UNDERLYING SHARES ONLY:] THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE. A CERTIFICATE WITHOUT A LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT OF THE COMPANY IN CONNECTION WITH A SALE OF THE SECURITIES REPRESENTED HEREBY AT A TIME WHEN THE COMPANY IS A "FOREIGN ISSUER" AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT, UPON DELIVERY OF THIS CERTIFICATE, AN EXECUTED DECLARATION AND, IF REQUESTED BY THE COMPANY OR THE TRANSFER AGENT, AN OPINION OF COUNSEL OF RECOGNIZED STANDING, EACH IN FORM SATISFACTORY TO THE TRANSFER AGENT OF THE COMPANY AND THE COMPANY, TO THE EFFECT THAT SUCH SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.;

provided, that if the Special Warrants or Underlying Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S at a time when the Company is a "foreign issuer" as defined in Regulation S at the time of sale, the legends set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Company, in substantially the form set forth as Appendix B attached hereto (or in such other forms as the Company may prescribe from time to time) and, if requested by the Company or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Company and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Special Warrants or Underlying Shares are being sold otherwise than in accordance with Regulation S and other than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws. The legends set forth above will also be removed (i) pursuant to section 3.1(E) above (effective registration statement) and (ii) at such time or times that the Underlying Shares can be sold under Rule 144 without public information requirements or volume limitations, in either case upon written request of the Holder made to the Company.

4.	Covenants Regarding Resale Filings, Reservation of Sufficient Underlying Shares, etc.

4.1                  The Company shall use its reasonable best efforts to, within 90 of the Closing Date, i) obtain a receipt for the Final Prospectus in the Province in which the Special Warrants have been sold to the Holder (or, if the Holder is not a resident of Canada, then in the Province of British Columbia) qualifying the distribution of the Underlying Shares for resale in Canada and the Company shall cause the Final Prospectus to remain effective and current until the expiry of the four month Canadian hold period otherwise applicable to unexercised Special Warrants, and ii) file a U.S. Registration Statement with the SEC and cause the U.S. Registration Statement to be declared effective by the SEC qualifying the resale of the Underlying Shares in the United States and cause such U.S. Registration Statement to remain continuously effective until such time that investors may resell the Underlying Shares pursuant to Rule 144 promulgated under the US Securities Act of 1933 without any public information requirement or volume limitations as determined by counsel to the investor, but in any event not exceeding two years from closing in accordance with the Registration Rights Agreement.

4.2                  The Company agrees with the Holder that so long as any Special Warrants shall remain outstanding it will reserve and keep available a sufficient number of Underlying Shares for the purpose of enabling it to satisfy its obligations to issue the Underlying Shares issuable upon the conversion of the Special Warrants, as may be adjusted hereby, and will cause the Underlying Shares from time to time acquired pursuant to the conversion of the Special Warrants to be duly issued and delivered at no additional cost in the name of the Holder in accordance with the terms hereof. The Underlying Shares will be issued as fully paid and non-assessable shares of the Company, free from all liens, charges and encumbrances. The Company will, within three (3) business days of the date of conversion or deemed conversion of the Special Warrants, make available for pick-up or, at the request of the Holder, mail to the Holder thereof certificates for the Underlying Shares issued on such conversion at the address specified in the Voluntary Exercise Form attached hereto as Appendix A.

4.3                  For so long as the Special Warrants remain outstanding, the Company shall use reasonable best efforts to preserve and maintain its corporate existence and to ensure that the Underlying Shares outstanding or issuable from time to time upon the conversion of the Special Warrants are listed and posted for trading on the TSX and NYSE MKT (or such other exchange on which the Underlying Shares may be listed), provided that this clause shall not be construed as limiting or restricting the Company from completing a consolidation, amalgamation, arrangement, takeover bid or merger that would result in the Underlying Shares ceasing to be listed and posted for trading on the TSX or NYSE MKT (or such other exchange on which the Underlying Shares may be listed), so long as the holders of Underlying Shares receive securities of an entity which is listed on a stock exchange in Canada or the United States, or cash, or the holders of the Underlying Shares have approved the transaction in accordance with the requirements of applicable corporate and securities laws and the policies of the TSX and the NYSE MKT (or such other exchange on which the Underlying Shares may be listed). In addition, the Company shall make all requisite filings under applicable securities legislation necessary to remain a reporting issuer not in default.

4.4                  For so long as the Special Warrants remain outstanding, subject to the express provisions hereof, the Company shall carry on and conduct and shall cause to be carried on and conducted its business in the same manner as heretofore carried on and conducted and in accordance with industry standards and good business practice, provided, however, that the Company or any subsidiary of the Company may cease to operate or may dispose of any business, premises, property, assets or operation if in the opinion of the directors or officers of the Company or any subsidiary of the Company, as the case may be, it would be advisable and in the best interests of the Company or any subsidiary of the Company, as the case may be, to do so, and subject to the express provisions hereof, it shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, provided, however, that (subject to Section 5 hereof) nothing herein contained shall prevent the amalgamation, consolidation, merger, sale, winding-up or liquidation of the Company or any subsidiary of the Company or the abandonment of any rights and franchises of the Company or any subsidiary of the Company if, in the opinion of the directors or officers of the Company or any subsidiary of the Company, as the case may be, it is advisable and in the best interest of the Company or of such subsidiary of the Company to do so.

4.5                  The Company hereby reconfirms as of the date hereof all of the representations, warranties and covenants given by the Company in the Subscription Agreement in favour of the Subscriber (as defined in the Subscription Agreement) as if such representations, warranties and covenants were made in favour of the Holder as of the date hereof.

5.	Capital Adjustments

5.1                  Subject to approval of the TSX and NYSE MKT (or such other exchange(s) on which the Underlying Shares may be listed), if at any time after the date hereof and prior to the expiry of the Special Warrants, and provided that any Special Warrants remain unexercised, there shall be

(a)	a reclassification of the Shares, a change in the Shares into other shares or securities, or any other capital reorganization of the Company other than as described in Section 5.2, or

(b)

the triggering of a shareholders` rights plan or a consolidation, amalgamation, arrangement or merger of the Company with or into any other body corporate, trust, partnership or other entity or a transfer, sale, conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity,

(any of such events being called a Capital Reorganization) any Holders who shall thereafter acquire Underlying Shares pursuant to the Special Warrant shall be entitled to receive, at no additional cost, and shall accept in lieu of the number of Underlying Shares to which such Holder was theretofore entitled to acquire upon such exercise, the aggregate number of shares, other securities or other property which such Holder should have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof as the case may be, the Holder had been the registered holder of the number of Underlying Shares to which such Holder was theretofore entitled to acquire upon exercise of the Special Warrants then held. The Company shall not carry into effect any action requiring an adjustment pursuant to which this Section 5.1 unless all necessary steps have been taken so that the Holder is thereafter entitled to receive such kind and number of Underlying Shares, other securities or property. If determined appropriate by the Company acting reasonably, appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interests of the Holder relative to a Capital Reorganization, to the end that the provisions set forth herein shall correspond as nearly as may be reasonably possible to the effect of the Capital Reorganization in relation to any shares, other securities or other property thereafter deliverable upon the conversion of any Special Warrants.

5.2                  If and whenever at any time from the date hereof and prior to the expiry of the Special Warrants, the Company:

(a)	subdivides, redivides or changes its outstanding Shares into a greater number of shares;

(b)	consolidates, reduces or combines its outstanding Shares into a smaller number of shares; or

(c)

issues Shares or securities exchangeable for or convertible to Shares (convertible securities) to the holders of all or substantially all of the outstanding Shares by way of a stock dividend (other than the issue of Shares or convertible securities to such holders as Dividends paid in the Ordinary Course);

any of the above being a Common Share Reorganization), the number of Underlying Shares issuable upon the exercise of each Special Warrant is adjusted immediately after the effective date of the Common Share Reorganization or on the record date for the issue of Shares or convertible securities by way of stock dividend, by multiplying the number of Underlying Shares previously obtainable on the exercise of a Special Warrant by the fraction of which:

(i)

the numerator is the total number of Shares outstanding immediately after the effective or record date of the Common Share Reorganization, or, in the case of the issuance of exchangeable or convertible securities, the total number of Shares outstanding immediately after the effective or record date of the Common Share Reorganization plus the total number of Shares issuable upon conversion or exchange of such convertible securities; and

(ii)	the denominator is the total number of Shares outstanding immediately prior to the applicable effective or record date of such Common Share Reorganization;

and the Company shall make such adjustment successively whenever any event referred to in this Section 5.2 occurs and any such issue of Shares or convertible securities by way of a stock dividend is deemed to have occurred on the record date for the stock dividend for the purpose of calculating the number of outstanding Shares under this Section 5.2. To the extent that any convertible securities are not converted into or exchanged for Shares, prior to the expiration thereof, the number of Underlying Shares obtainable under each Special Warrant shall be readjusted to the number of Underlying Shares that is then obtainable based upon the number of Shares actually issued on conversion or exchange of such convertible securities.

5.3                  If and whenever at any time from the date hereof and prior to the expiry of the Special Warrants, the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Shares under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (Rights Period), to subscribe for or acquire Shares at a price per share to the holder of less than 95% of the Current Market Price for the Shares on such record date (any of such events being called a Rights Offering), then the number of Underlying Shares obtainable upon the exercise of each Special Warrant shall be adjusted effective immediately after the end of the Rights Period to a number determined by multiplying the number of Shares obtainable upon the exercise thereof immediately prior to the end of the Rights Period by a fraction:

(a)

the numerator of which shall be the number of Shares outstanding after giving effect to the Rights Offering and including the number of Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering; and

(b)

the denominator of which shall be the aggregate of: (A) the number of Shares outstanding as of the record date for the Rights Offering, and (B) a number determined by dividing (1) the product of the number of Shares issued or subscribed during the Rights Period upon the exercise of the rights, warrants, or options under the Rights Offering and the price at which such Shares are offered by (2) the Current Market Price of the Shares as of the record date for the Rights Offering.

5.4                  If and whenever at any time from the date hereof and prior to the conversion of the Special Warrants, the Company shall issue or distribute to all or to substantially all of the holders of the Shares:

(a)

securities of the Company including rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares or property or assets and including evidence of its indebtedness; or

(b)	any property (including cash) or other assets,

and if such issuance or distribution does not constitute Dividends paid in the Ordinary Course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a Special Distribution), the number of Underlying Shares obtainable upon the exercise of each Special Warrant shall be adjusted effective immediately after the record date at which the holders of affected Shares are determined for purposes of the Special Distribution to a number determined by multiplying the number of Underlying Shares obtainable upon the exercise thereof in effect on such record date by a fraction:

(i)	the numerator of which shall be the number of Shares outstanding on such record date multiplied by the Current Market Price of the Shares on such record date; and

(ii)

the denominator of which shall be: (A) the product of the number of Shares outstanding on such record date and the Current Market Price of the Shares on such record date, less (B) the excess, if any, of (1) the fair market value on such record date, as determined by action by the directors (whose determination shall be conclusive), to the holders of the Shares of such securities or property or other assets so issued or distributed in the Special Distribution over (2) the fair market value of the consideration received therefor by the Company from the holders of the Shares, as determined by action by the directors (whose determination shall be conclusive), subject to TSX acceptance.

5.5	In case at any time:

(a)	the Company shall pay any dividend payable in stock upon its Underlying Shares or make any distribution to the holders of its Underlying Shares;

(b)	the Company shall offer for subscription pro rata to the holders of its Underlying Shares any additional shares or stock of any class or other rights;

(c)	the Company shall make any repayment of capital on, or distribution of evidences of indebtedness on, any of its assets (excluding cash dividends) to the holders of Shares;

(d)

there shall be any subdivision, consolidation, capital reorganization, or reclassification of the capital stock of the Company, or merger, amalgamation or arrangement of the Issuer with, or sale of all or substantially all of its assets to, another Company; or

(e)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall give to the Holder at least twenty days prior written notice of the date on which the books of the Company shall close or a record shall be established for such dividend, distribution, repayment or subscription rights, or for determining rights to vote with respect to such subdivision, consolidation, capital reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, and in the case of any such subdivision, consolidation, capital reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, at least twenty days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution, repayment or subscription rights, the date on which the holders of Underlying Shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify, in the case of any such subdivision, consolidation, capital reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, the date on which the holders of Underlying Shares shall be entitled to exchange their Underlying Shares for securities or other property deliverable upon such subdivision, consolidation, capital reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the Holder at its address as shown on the books of the Company. Any written notice contemplated by this Section 5.5 shall only be delivered after the public announcement of such dividend, distribution, repayment or subscription rights, or for determining rights to vote with respect to such subdivision, consolidation, capital reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up.

5.6                  The Company covenants and agrees that it will not during the period of any notice given under Section 5.5 close its share transfer books or take any other corporate action which might deprive the Holder of the opportunity to exercise its Special Warrants; provided that nothing contained in this Section 5.6 will be deemed to affect the right of the Company to do or take part in any of the things referred to in Section5.5.

5.7                  The Company shall from time to time immediately after the occurrence of any event which requires an adjustment as provided in Section 5.1, 5.2, 5.3 or 5.4, deliver a notice to the Holder specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. In the event of a dispute about such calculation, the certificate shall be supported by a certificate of the auditor appointed in Section 5.8 verifying such calculation.

5.8                  In case the Company, after the date hereof, shall take any action affecting any securities of the Company, other than as previously set out herein, which in the opinion of the directors would materially affect the rights and interests of the Holder hereunder, the number of Underlying Shares or other securities which shall be issuable on the exercise of the Special Warrants shall be adjusted in such manner, if any, and at such time as the directors, in their sole discretion, acting reasonably and in good faith, may determine to be equitable in the circumstances, provided that no such adjustment will be made unless all necessary regulatory approvals, if any, have been obtained. In the event of any question arising with respect to any adjustment provided for herein, such question shall be conclusively determined by an independent firm of Chartered Professional Accountants appointed by the Company at its sole discretion (who may not be the Companys auditors) and any such determination shall be binding upon the Company and the Holder.

5.9                  No adjustment shall be made in respect of any event described herein, other than the events referred to in Sections 5.2(a) or 5.2(b), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, without amendment, as if the Holder had exercised the Special Warrants prior to or on the effective date or record date of such event, subject to the written consent of the TSX (or such other exchange on which the Underlying Shares may be listed). The adjustments provided for herein are cumulative and such adjustments shall be made successively whenever an event referred to herein shall occur, subject to the limitations provided for herein. No adjustment shall be made in the number or kind of Underlying Shares or other securities which may be acquired on the exercise of a Special Warrant unless it would result in a change of at least one-one hundredth of a Common Share or other security. Any adjustment which may by reason of this paragraph not be required to be made shall be carried forward and then taken into consideration in any subsequent adjustment.

5.10                  After any adjustment pursuant to this Section 5, the term Underlying Shares where used in this Special Warrant Certificate is interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section 5, the Holder is entitled to receive upon the exercise of his Special Warrant, and the number of Underlying Shares obtainable in any exercise made pursuant to a Special Warrant is interpreted to mean the number of Underlying Shares or other property or securities a Holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant this Section 5, upon the full exercise of a Special Warrant.

5.11                  Notwithstanding any adjustments provided for herein or otherwise, the Company shall not be required, upon the exercise of any Special Warrants, to issue fractional Underlying Shares or other securities in satisfaction of its obligations hereunder and any fractions shall be eliminated. To the extent that the Holder would otherwise be entitled to acquire a fraction of a Common Share or other security, such right may be exercised in respect of such fraction only in combination with other rights which in the aggregate entitle the Holder to acquire a whole number of Underlying Shares or other securities. The Company will not pay any cash compensation to any Holder for the cancellation of fractional shares.

5.12                  As a condition precedent to the taking of any action which requires an adjustment as provided for herein, including the number of Underlying Shares obtainable upon the exercise or deemed exercise thereof, the Company shall take any corporate action which may in its opinion be necessary in order that the Company or any successor to the Company has unissued and reserved Shares in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Underlying Shares and may validly and legally deliver all other securities or property which the Holder is entitled to receive on the full exercise of the Special Warrants in accordance with the provisions hereof.

6.	Partial Conversion, Exchange and Replacement of Certificates

6.1                  In the event any of the Special Warrant Certificates shall be mutilated, lost, destroyed or stolen, the Company, subject to applicable law, shall, at the expense of the Holder, issue a new Special Warrant Certificate of like denomination, date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Special Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Special Warrant Certificate, and the substituted Special Warrant Certificate shall be in a form approved by the Company and the Holder thereof shall be entitled to the benefits of the original Special Warrant Certificate and shall rank equally in accordance with its terms with all other Special Warrant Certificates issued at the same time as the original Special Warrant Certificate.

6.2                  The registered Holder of this Special Warrant Certificate may, at any time prior to the voluntary or deemed exercise of the Special Warrants, upon surrender hereof to the Company, exchange this Special Warrant Certificate for other Special Warrant Certificates entitling the Holder to acquire, in the aggregate, the same number of Underlying Shares as may be acquired under this Special Warrant Certificate.

6.3                  The holding of the Special Warrants evidenced by this Special Warrant Certificate shall not constitute the Holder hereof a shareholder of the Company or entitle the Holder to any right or interest in respect thereof except as expressly provided in this Special Warrant Certificate.

6.4                  Prior to the conversion or deemed conversion, the Special Warrants represented by this Special Warrant Certificate shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Company.

6.5                  Following the full conversion or deemed conversion of this Special Warrant Certificate, this Special Warrant Certificate will be cancelled and the rights of the Holder hereunder (other than the right of the Holder to receive certificates representing the Underlying Shares issued on such conversion which right will survive until the Holder has received the certificates) will terminate. Immediately after the conversion or deemed conversion, this Special Warrant Certificate will be cancelled and the rights of the Holder hereunder (other than the right of the holder to receive Underlying Shares issued on conversion or deemed conversion of the Special Warrant Certificate, which rights will survive until the Holder has received the Underlying Shares) will terminate.

6.6                  Upon the date of conversion or deemed conversion of these Special Warrants, the person or persons in whose name or names the Underlying Shares issuable upon exercise of the Special Warrants are to be issued shall be deemed for all purposes to be the holder or holders of record of such Underlying Shares and the Company covenants that it will cause a certificate or certificates representing such Underlying Shares to be delivered or mailed to the person or persons listed in a register of Special Warrant holders kept by the Company or, as applicable, at the address or addresses specified in the Exercise Form (if the same has been provided to the Company prior to such mailing) within five (5) business days.

6.7                  The registered Holder of these Special Warrants may acquire any lesser number of Underlying Shares than the number of Underlying Shares which may be acquired for the Special Warrants represented by this Special Warrant Certificate. In such event, the holder, without charge therefor, shall be entitled to receive a new Special Warrant Certificate for the balance of the Underlying Shares which may be acquired. No fractional Underlying Shares will be issued. To the extent that the Holder would otherwise have been entitled to receive, on the conversion or partial conversion of Special Warrants, a fraction of a Common Share, the Holder may convert that right in respect of the fraction only in combination with another Special Warrant(s) that in aggregate entitle the Holder to purchase a whole number of Underlying Shares. If not so converted, the Company shall not pay any amounts to the Holder in satisfaction of the right to otherwise have received a fraction of a Common Share.

7.	Meetings of Special Warrant Holders

7.1                  The registered Holder of this Special Warrant Certificate may, at any time prior to the conversion or deemed conversion of these Special Warrants, convene a meeting of the Special Warrant holders, if the Holder executes a request for a meeting, signed in one or more counterparts, by Special Warrant holders entitled to acquire in the aggregate not less than 10% of the aggregate number of Underlying Shares which could be acquired pursuant to all the Special Warrants then unconverted and outstanding. At least ten (10) days prior notice of any meeting of Special Warrant holders shall be given to the Special Warrant holders in the manner provided for below and to the Company. Such notice shall state the time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Special Warrant holders to make a reasoned decision on the matter but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed. Every such meeting shall be held in the City of Vancouver, British Columbia, or at such other place as may be approved or determined by the Company. An individual (who need not be a Special Warrant holder) designated in writing by the Company shall be Chairman of the meeting and, if no individual is so designated or if the individual so designated is not present within fifteen (15) minutes from the time fixed for the holding of the meeting, the Special Warrant holders present in person or by proxy shall choose an individual present to be Chairman. At any meeting of the Special Warrant holders, a quorum shall consist of Special Warrant holders present in person or by proxy and entitled to purchase at least 10% of the aggregate number of Underlying Shares which could be acquired pursuant to all the then outstanding Special Warrants, provided that at least two persons entitled to vote thereat are personally present. No business shall be transacted at any meeting unless a quorum is present at the commencement of business. The Chairman of any meeting at which a quorum of the Special Warrant holders is present may, with the consent of the meeting, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe. Representatives of the Company may attend any meeting of the Special Warrant holders but shall have no vote as such unless in their capacity as a Special Warrant holder or a proxy for a Special Warrant holder. Questions other than those required to be determined by extraordinary resolution shall be decided by a majority of the votes cast on the poll. In addition, the Special Warrant holders at a meeting shall have the power, exercisable from time to time by extraordinary resolution:

(a)	to amend, alter or repeal any extraordinary resolution previously passed or sanctioned by the Special Warrant holders;

(b)

to direct or authorize a duly appointed representative of the Special Warrant holders to enforce any of the covenants on the part of the Company contained in this Special Warrant Certificate or to enforce any of the rights of the Special Warrant holders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right;

(c)

to waive any default on the part of the Company in complying with any provision of this Special Warrant Certificate, either unconditionally or on any condition specified in such extraordinary resolution;

(d)

to restrain any Special Warrant holder from taking or instituting any suit, action or proceeding against the Company for the enforcement of any of the covenants on the part of the Company in this Special Warrant Certificate or to enforce any of the rights of the Special Warrant holders;

(e)

to direct any Special Warrant holder who, as such, has brought a suit, action or proceeding to stay or discontinue or otherwise deal with the same on payment of the costs, charges and expenses reasonably and properly incurred by such Special Warrant holder in connection therewith;

(f)	to assent to any change in or omission from the provisions contained in this Special Warrant Certificate or any ancillary or supplemental instrument which may be agreed to by the Company; and

(g)

to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company.

7.2                  An extraordinary resolution is passed by the affirmative vote of Special Warrant holders entitled to acquire not less than 66 % of the aggregate number of Underlying Shares which may be acquired pursuant to all the then outstanding Special Warrants represented at the meeting and voted on the poll on such resolution. Every resolution and every extraordinary resolution passed in accordance with the provisions herein at a meeting of the Special Warrant holders shall be binding on all the Special Warrant holders, whether present at or absent from such meeting. This Special Warrant Certificate shall be deemed to be amended to take into account the effect of all such extraordinary resolutions. Such extraordinary resolutions shall, where applicable, be binding on the Company which shall give effect thereto accordingly.

8.	Notice

8.1                  Any notice to the Company under the provisions of this Special Warrant shall be valid and effective if delivered to or if given by registered letter, postage prepaid, addressed to the Company at:

For the Company:

15th Floor, 1040 West Georgia Street,
Vancouver, BC, V6E 4H1,
Attention: Trevor Thomas,
Tel: (604) 684-6365
Fax: (604) 684-8092

With a courtesy copy (not required for valid delivery of notice to the Company) to:

McMillan LLP
Royal Centre, 1055 West Georgia Street
Suite 1500, PO Box 11117
Vancouver, BC, V6E 4N7
Attention: Bernhard Zinkhofer
Tel: (604) 689-9111
Fax: (604) 685-7084

and shall be deemed to have been effectively given on the date of delivery or, if mailed, five (5) days after actual posting of the notice. The Company may from time to time notify the holders of Special Warrants in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Company for all purposes of this Special Warrant. If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the holder hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer or party to which it is addressed or, if it is delivered to such party at the appropriate address provided above, by telecopier, PDF, email or other means of prepaid, transmitted and recorded communication.

8.2                  Any notice to holders of Special Warrants under the provisions of this Special Warrant shall be valid and effective if sent by telecopier or email through electronic means, or letter or circular through the ordinary post addressed to such holders at their post office addresses appearing on the register of holders of Special Warrants and shall be deemed to have been effectively given on the date of delivery or, if mailed, five (5) days following actual posting of notice. If, by reason of a strike, lockout or work stoppage, actual or threatened, involving postal employees, any notice to be given to the holder hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered personally to such holder or if delivered to the address of such holder contained in the register of Special Warrants maintained by the Company, by telecopier or other means of prepaid transmitted and recorded communication.

8.3                  In the event that any day on or before which any action is required to be taken hereunder is not a business day in Vancouver, British Columbia, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a business day.

9.	Miscellaneous

9.1                  This Special Warrant Certificate shall be construed in accordance with the laws of the Province of Ontario and shall be treated in all respects as an Ontario contract.

9.2                  Time shall be of the essence hereof.

10.	Certain Definitions:

10.1                  In addition to other terms defined in the body hereof, the following terms have the meanings defined below:

(a)	beneficially own(s) means to own within the meaning of Section 13(d) of the U.S. Exchange Act and the rules and regulations of the SEC promulgated thereunder;

(b)	CDN Qualification Date means the date a receipt is issued by Canadian securities regulators for the Final Prospectus as described in Section 1Error! Reference source not found.;

(c)

Common Stock Equivalent means any securities of the Company which would entitle the holder thereof to acquire at any time Shares, including, without limitation, any debt, preferred stock, warrants, options or other instruments convertible into or exercisable or exchangeable for Shares;

(d)	Company means Northern Dynasty Minerals Ltd.

(e)

Current Market Price of a Share at any date means the price per share equal to the volume weighted average price at which the Shares have traded during the five (5) consecutive trading days ending five days before such date, on the TSX, or, if the Shares are not listed thereon, on any stock exchange on which such shares are listed as may be selected for such purpose by the directors or, if such shares are not listed on any stock exchange, then on such over-the-counter market in Canada as may be selected for such purpose by the directors, provided further that if the Common Shares are not then listed on any Canadian stock exchange or traded in the over-the counter market, then the Current Market Price shall be determined by such firm of independent Chartered Professional Accountants as may be selected by the directors of the Company;

(f)

Dividends paid in the Ordinary Course means such dividends payable in cash (or in securities, property or assets of equivalent value) declared payable on a Share in any fiscal year of the Company to the extent that such dividends in the aggregate do not exceed in amount or value the greater of:

(i)

100% of the aggregate amount or value of the dividends declared payable by the Company on the Shares in the period of 12 consecutive months ended immediately prior to the first day of such fiscal year; and

(ii)

50% of the consolidated net earnings of the Company, before extraordinary items and after dividends paid on any and all preferred shares of the Company (if any) for the period of 12 consecutive months ended immediately prior to the first day of such fiscal year (such consolidated net earnings to be as shown in the audited consolidated financial statements of the Company for such 12 month period or, if there are no audited financial statements in respect of such period, computed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the most recent audited consolidated financial statements of the Company);

and for such purposes the amount of any dividends paid in other than cash or shares of the Company shall be the fair market value of such dividends as determined by the directors;

(g)	Final Prospectus means the final prospectus qualifying in certain Provinces of Canada the distribution of the Shares to be issued upon the voluntary or deemed exercise of the Special Warrants;

(h)	Group means a group of beneficial owners within the meaning of Section 13(d) of the U.S. Securities Exchange Act and the rules and regulations of the SEC promulgated thereunder;

(i)	NYSE MKT means the NYSE MKT Stock Exchange;

(j)

Registration Rights Agreement means the agreement attached as Schedule D to the Subscription Agreement which is to be entered into between the Company and each of the Special Warrant who is or becomes a U.S. Person;

(k)	Resale Filings means the Final Prospectus and the U.S. Registration Statement;

(l)	Resale Filings Termination Date means for each holder of Special Warrants the second anniversary of the issuance date shown on the first page of the Special Warrant certificate.

(m)	SEC means the United States Securities and Exchange Commission;

(n)	Securities Commissions means, collectively, the Canadian securities commission or other securities regulatory authority in each of the Provinces where a Final Prospectus is filed;

(o)

Securities Laws means the securities laws, regulations, rules, and instruments adopted by the securities regulator as applicable in each Designated Province and the U.S. Securities Act and the U.S. Exchange Act and the rules and regulations of the SEC promulgated under the U.S. Securities Act and the U.S. Exchange Act and the policies of the TSX and NYSE MKT;

(p)	Shares means common shares without par value in the capital of the Company of the type listed on the TSX and NYSE MKT;

(q)

Subscription Agreement means the subscription agreement to purchase Special Warrants dated on or about August 26, 2015 and executed between Northern Dynasty Minerals Ltd. and the original holder of the Special Warrants;

(r)	TSX means the Toronto Stock Exchange;

(s)	Underlying Shares means the Shares to be issued on the voluntary or deemed exercise of the Special Warrants;

(t)	U.S. Exchange Act means the U.S. Securities Exchange Act of 1934, as amended;

(u)	U.S. Person has the meaning ascribed thereto in Rule 902(k) of Regulation S promulgated under the U.S. Securities Act;

(v)

U.S. Registration Statement means a registration statement on Form F-3 or other appropriate securities registration form filed with the SEC to permit the resale within the United States of the Underlying Shares; and

(w)	U.S. Securities Act the United States Securities Act of 1933, as amended.

APPENDIX A

VOLUNTARY EXERCISE FORM

TO:	NORTHERN DYNASTY MINERALS LTD.

The undersigned registered holder of the within Special Warrants hereby irrevocably exercises the right to acquire _____________________ Underlying Shares of Northern Dynasty Minerals Ltd. (the "Company") (or such number of other securities or property to which Special Warrants entitle the undersigned in lieu thereof or in addition thereto) in accordance with and subject to the provisions of the annexed Special Warrant Certificate.

DATED this ___ day of _____________________, 201__.

Signature Guaranteed	Signature (Signature of Special Warrantholder to be
the same as appears on the face of the Special
Warrant Certificate)

(Name in Full – Please Print)

Notes:

(1)	Underlying Shares will be issued in the name of the registered holder and delivered to the address of the registered holder as it appears on the Special Warrant register unless otherwise directed.

Instructions: The registered holder may exercise its right to receive Underlying Shares by completing this form and surrendering this form and the Special Warrant Certificate representing the Special Warrants being exercised to the Company at its office at 15th Floor, 1040 West Georgia Street, Vancouver, BC V6E 4H1, Attention: Trevor Thomas. Certificates for Underlying Shares will be made available for pick-up or, at the request of the holder, delivered or mailed within five (5) business days after the exercise of the Special Warrants. If the Exercise Form is signed by a Company, executor, administrator, curator, guardian, attorney, officer of a Company or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

The above signed hereby directs that the said Underlying Shares be issued and registered as follows:

Name(s) in Full:

Address(es) in Full:

(including postal code)

No. of Underlying Shares:

Note: If further nominees are intended, please attach (and initial) schedule giving these particulars.

BY VOLUNTARILY EXCERCISING THIS SPECIAL WARRANT YOU WILL RECEIVE UNDERLYING
SHARES THAT MAY BE SUBJECT TO RESALE RESTRICTIONS

APPENDIX B

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	Northern Dynasty Minerals Ltd. (the "Company")

TO:	Registrar and transfer agent for the shares of the Company

The undersigned (A) acknowledges that the sale of the securities of the Company to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (B) certifies that (1) the undersigned is not (a) an "affiliate" of the Company (as that term is defined in Rule 405 under the U.S. Securities Act) (b) a "distributor" as defined in Regulation S or (c) an affiliate of a distributor; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are restricted securities (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated _____________ 20__.	X
Signature of individual (if Purchaser is an individual)

X
Authorized signatory (if Purchaser is not an individual)

Name of Purchaser (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Affirmation by Sellers Broker-Dealer

We have read the foregoing representations of our customer, _________________________(the "Seller") dated _______________________, with regard to the sale, for such Sellers account, of the _________________represented by certificate number ______________of the Company described therein, and we hereby affirm that, to the best of our knowledge and belief, the facts set forth therein are full, true and correct.

Name of Firm

__________________________________________________
Name of Firm

By: ___________________________________________________

Authorized Officer

Dated__________________: 20__.

APPENDIX C

SPECIAL WARRANT EXERCISE BLOCKER INITIATION AND TERMINATION FORM

TO:	NORTHERN DYNASTY MINERALS LTD.

The undersigned registered holder of ___________Special Warrants represented by Special Warrant certificate No.______________hereby notifies you that it wishes to effect the following action in connection with the blocker provisions contained in section 1(h) or 1(i) of the Special Warrant Certificate. The undersigned elects to hereby: (tick applicable box)

[ ]	A.	give 61 days notice to cancel the 9.9% blocker contemplated by section 1(h);

[ ]	B.	elects to be governed by the 9.9% blocker contemplated by section 1(h) effective immediately; OR

[ ]	C.	give 61 days notice to cancel the 4.99% blocker contemplated by section 1(i).

DATED this ______ day of ________________________ , 201__.

________________________________________
Signature (Signature of Special Warrantholder to be
the same as appears on the face of the Special
Warrant Certificate)

_______________________________________
(Name in Full Please Print)

Send Completed Form to:

15th Floor, 1040 West Georgia Street,
Vancouver, BC, V6E 4H1,
Attention: Trevor Thomas,
Tel: (604) 684-6365
Fax: (604) 684-8092
Trevor Thomas [TrevorThomas@hdimining.com]